UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

SMART MOVE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 488-0204

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Smart Move, Inc.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected financing or funding transactions and any statements identified by forward looking terms such as “may,” “will,” “would,” “expect,” “plan,” “anticipate” or “project.” These statements are subject to risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to general economic conditions affecting the Company’s operations or the demand for its services and any delay or failure of the Company to complete any funding or financing transaction at levels sufficient to meet its working capital requirements. Smart Move has included a discussion of these and other pertinent risk factors in its Annual Report on Form-KSB for 2007 and in Quarterly Reports on Form 10-Q for the first, second and third quarters of 2008. Smart Move disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement

On February 17, 2009, Smart Move, Inc. (the “Company”) entered into the material agreement described in Item 2.03, below, by which the Company obtained gross loan proceeds of $350,000. The Company and the Investors also entered into a Note in the form attached hereto as Exhibit 4.1.

The Audit Committee of the Board of Directors of Smart Move, Inc. reviewed the terms of the proposed transaction, which include participation of a related person who is not an officer or director of the Company, to determine whether the arrangements would be consistent with the best interests of the Company and its stockholders. Based upon the transaction terms and conditions to be applicable under the terms of agreement proposed, the Company’s current need for funding to maintain operations and its delays in securing equity capital at higher targeted levels, the Committee concluded that the transaction terms proposed are fair and reasonable under all of the circumstances, and are in, or not inconsistent with, the best interests of the Company and its stockholders. The Committee also noted that the terms were no less favorable to the Company than terms that would be obtainable at the current time by the Company for a comparable transaction in arms’ length dealings negotiated in good faith with unrelated third parties. The Committee took into account in its determination that shares that would be issuable to the investors under the convertible notes and warrants would be dilutive due to the current low market price of the Company’s common stock. The Committee also noted that these investors currently hold notes in the principal amount of $9,217,500 which are secured by operating assets of the Company, and that these previously issued and outstanding secured notes are technically in default, and without continued forbearance of these holders to exercise their rights as secured parties, the Company could not continue its operations.

Item 2.03.  Creation of a Direct Financial Obligation

On February 17, 2009, a Bridge Loan Agreement in the form attached as Exhibit 4.1, was entered into between the Company and investors for a short term loan in the principal amount of $350,000 bearing interest at 12% per annum, with a maturity date of March 31, 2009. The loan is secured to the extent of principal and interest by SmartVault containers and the tool mold on a pro rata and pari passu basis with holders of security in the same assets with respect to $9,217,500 of existing indebtedness. The loan bears interest at the rate of 12% per annum, payable at maturity. The Company paid a placement agent that is a registered FINRA broker a fee equal to 6% of the gross proceeds at the closing of the bridge loan. The terms of the bridge loan include conditional issuances of restricted securities to the lender as described in Item 3.02. The Company and the Investor also entered into a Note, a copy of the form of which is attached hereto as Exhibit 4.2.

Item 3.02.  Unregistered Sales of Securities

In connection with the bridge loan funding described in Items 1.02 and 2.03 above, and as additional risk-related consideration agreed to be paid to the lender for making the short-term loan, the Company issued its secured 12% Notes and also agreed, subject to satisfaction of approval requirements to issue restricted common stock upon conversion of the Notes along with warrants to purchase common stock, also constituting restricted securities. The stated Maturity Date is March 31, 2009. The warrants issued to investors cover a right to purchase an aggregate 39,375,000 shares at an exercise price of $0.04 of the Company’s common stock. The lenders are accredited investors as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933, as amended (“the 1933 Act”) and the Company relied upon the exemption from securities registration afforded by the provisions of Rule 506 of Regulation D, under the Securities Act of 1933. A placement agent fee equal to 6% of the gross bridge loan proceeds was paid by the Company to a registered FINRA broker at the Closing.

The Company and the Investors also entered into a Note, a copy of the form of which is attached hereto as Exhibit 4.1.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

EX 4.1- 10% Secured Convertible Note

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SMART MOVE, INC.

Date: February 20, 2009	By:	/s/ Edward Johnson

3